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                                  EXHIBIT 99.1

                                [FORM OF PROXY]

                                    DMX INC.
                            11400 WEST OLYMPIC BLVD.
                                   SUITE 1100
                         LOS ANGELES, CALIFORNIA 90064

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD JULY ___, 1997

         The undersigned hereby appoints Jerold H. Rubinstein and Wendy J. Kim, or either of them, proxies and attorneys-in-fact for the undersigned, each with full power of substitution, and hereby authorizes them to vote at the Special Meeting of stockholders of DMX Inc. (the "Company") to be held at the Company's executive offices, located at 11400 West Olympic Boulevard, Suite 1100, Los Angeles, California 90064 on June __, 1997, starting at 10:00 a.m., local time, and at all adjournments or postponements thereof, all the shares of common stock, $.01 par value, of the Company standing in the name of the undersigned or which the undersigned maybe entitled to vote as follows:

1.       FOR [  ]      AGAINST [  ]     ABSTAIN [  ]    approval of the
         Agreement and Plan of Merger dated as of February 6, 1997, as amended by Amendment One to Merger Agreement, described in the Proxy Statement/Prospectus and as set forth in Appendix I thereto;

2. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Special Meeting or any adjournments or postponements thereof;

hereby revoking any proxy or proxies heretofore given by the undersigned.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ABOVE BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR PROPOSAL 1 AND IN THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.



                                  ---------------------------------------------
                                  By:
                                      -----------------------------------------

                                  Your signature should appear exactly as your name appears in the space at the left.
                                  For joint accounts, all owners should sign.
                                  When signing in a fiduciary or representative capacity, please give your full title as such.

                                  Date:
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                  PLEASE SIGN AND RETURN THIS PROXY CARD TODAY
                   USING THE ENCLOSED POSTAGE PAID ENVELOPE.